Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PROTECTION ONE, INC.

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Adopted in accordance with the provisions
of §242 and §245 of the General Corporation Law
of the State of Delaware
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The undersigned, on behalf of Protection One, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST:                                                        The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on June 21, 1991 (the “Original Certificate”) under the name of P1 Acquisition Corporation.

SECOND:                                        The Board of Directors of the Corporation duly adopted resolutions in accordance with Section 242 and Section 245 of the General Corporation Law of the State of Delaware authorizing the Corporation to amend, integrate and restate the Certificate of Incorporation of the Corporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Amended and Restated Certificate”).

THIRD:                                                     In accordance with Section 228, Section 242 and Section 245 of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate was duly approved and adopted pursuant to a written consent signed by the holders of at least a majority of the issued and outstanding shares of capital stock entitled to vote as a class, whether or not entitled to vote thereon, of the Corporation.  Written notice has been given to the stockholders who have not consented in writing.

IN WITNESS WHEREOF, the undersigned on behalf of the Corporation for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amended and Restated Certificate of Incorporation this 8th day of February, 2005.

Protection One, Inc., a Delaware corporation

By:	/s/ Eric Griffin
	Name:	Eric Griffin
	Title:	Secretary

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PROTECTION ONE, INC.

Pursuant to Section 245 of the General
Corporation Law of the State of Delaware

FIRST:  The name of the corporation is Protection One, Inc. (the “Corporation”).

SECOND:  The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle 19801.  The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD:  The purpose for which the Corporation is formed is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 155,000,000, of which 150,000,000 shall be voting common stock, par value One Cent ($0.01) per share (“Common Stock”), and 5,000,000 shall be preferred stock, par value Ten Cents ($0.10) per share (“Preferred Stock”).

The shares of Preferred Stock may be issued from time to time in one or more series.  The Board of Directors of the Corporation is hereby authorized from time to time to designate each series, to establish the number of shares to be included in such series, and to determine the rights, preferences and privileges of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the determination or alteration of the dividend rights, dividend rate, conversion rights, voting powers and rights, rights and terms of redemption, redemption price or prices, and the liquidation preference of any wholly unissued series of shares of Preferred Stock, or any of them, and to increase or decrease the number of shares of any series either prior to or subsequent to the issue of the shares of such series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series should be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Immediately upon the filing of this Amended and Restated Certificate of Incorporation, each share of Common Stock of the Corporation issued and outstanding immediately prior to the filing of this Amended and Restated Certificate of Incorporation shall immediately and without any action by the holders thereof be combined, changed and reclassified such that each shareholder shall receive one (1) share of Common Stock for every fifty (50) shares of Common Stock held by his or her account at the time.  If the reverse stock split described in the immediately preceding sentence would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by $15.50.

FIFTH:  The Board of Directors is authorized to adopt, amend or repeal the By-Laws of the Corporation.

SIXTH:  Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws, or, if not so designated or provided, at the registered office of the Corporation in the state of Delaware.  Elections of directors need not be by written ballot unless and to the extent that the By-Laws so provide.

SEVENTH:  No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.  Neither the amendment nor repeal of this Article SEVENTH, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article SEVENTH, shall be effective with respect to any cause of action, suit, claim or other matter that, but for this Article SEVENTH, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

EIGHTH:  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of §279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

NINTH:  The Corporation reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

TENTH:  The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

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